Exhibit 5.1

KEGLER, BROWN, HILL & RITTER CO., L.P.A.

65 E. State Street, Suite 1800

Columbus, Ohio 43215

(614) 462-5400

April 26, 2013

Board of Directors

PowerSecure International, Inc.

1609 Heritage Commerce Court

Wake Forest, North Carolina 27587

Re:	PowerSecure International, Inc.

    Registration Statement on Form S-3

Gentlemen:

We have acted as counsel to PowerSecure International, Inc., a Delaware corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (as amended or supplemented, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the offer and sale by the Company from time to time pursuant to Rule 415 under the Securities Act, together or separately and in one or more series (if applicable), of:

(i)	shares (“Primary Common Shares”) of the Company’s common stock, par value $.01 per share (“Common Shares”);

(ii)	shares of the Company’s preferred stock, par value $.01 per share (“Preferred Shares”);

(iii)	warrants to purchase Common Shares or Preferred Shares (“Warrants”); and

(iv)	units consisting of any combination of Common Shares, Preferred Shares or Warrants (“Units”).

The Primary Common Shares, Preferred Shares, Warrants and Units are collectively referred to herein as the “Securities.” The Securities may be offered in one or more offerings in amounts, and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements (each a “Prospectus Supplement”) to the prospectus contained in the Registration Statement (the “Prospectus”). The maximum aggregate offering price of all Securities being registered in the Registration Statement that can be offered by the Company under the Prospectus is $70,000,000.

In addition, the Registration Statement covers the offer and sale of up to 675,160 Common Shares (the “Selling Stockholder Shares”) which may be sold by certain stockholders of the Company identified in the Registration Statement as “selling stockholders” (the “Selling Stockholders”) from time to time pursuant to Rule 415 under the Securities Act.

We have been requested by the Company to render this opinion in connection with the filing of the Registration Statement.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Company’s Second Restated Certificate of Incorporation, as amended (the “Restated

Certificate”), (ii) the Company’s Amended and Restated By-Laws, (iii) the Registration Statement, (iv) the specimen certificates evidencing the Common Shares, (v) resolutions adopted by the Board of Directors of the Company (the “Board”) relating to, among other things, the authorization and registration of the Securities and the authorization issuance and registration of the resale of the Secondary Common Shares, and (vi) such other documents, certificates and records as we have deemed necessary or appropriate for the purpose of rendering the opinion below. We have also examined such authorities of law as we have deemed relevant as a basis for this opinion. As to any facts material to the opinion expressed herein which we did not independently establish or verify, we have relied upon written or oral certificates, statements, representations and other documentation furnished to us by officers, employees and representatives of the Company, public officials and others, without independent verification of the facts set forth therein.

In connection with rendering our opinions set forth below, we have assumed that:

(i)	all information contained in all documents reviewed by us is true and correct;

(ii)	all signatures on all documents examined by us are genuine;

(iii)	each natural person signing the documents we examined had the legal capacity to do so;

(iv)	all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents;

(v)	the Registration Statement, and any amendments thereto (including post-effective amendments), will be declared effective under the Securities Act and will remain effective at the time any Securities are offered and sold thereunder;

(vi)	an appropriate Prospectus Supplement will have been prepared and filed with the Commission in compliance with all applicable rules and regulations of the Commission, at the time any Securities are offered and sold under the Registration Statement;

(vii)	all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and the applicable Prospectus Supplement;

(viii)	at the time of any offering or sale of any Primary Common Shares or Preferred Shares, the Company shall have such number of Common Shares or Preferred Shares, as appropriate, to be offered and sold in such offering, authorized and available for issuance, within the limits under its Restated Certificate of the then remaining authorized but unreserved and unissued number of Common Shares or Preferred Shares, as appropriate;

(ix)	at the time of any offering or sale of any Warrants or Units, the Company shall have such number of Common Shares or Preferred Shares, as appropriate, issuable upon exercise of the Warrants or in connection with such Units as set forth in such offering or sale, authorized and available for issuance, within the limits under its Restated Certificate of the then remaining authorized but unreserved and unissued number of Common Shares or Preferred Shares, as appropriate;

(x)	at the time any Securities are offered and sold by the Company under the Registration Statement, all corporate and other actions required to be taken by the Company to duly authorize each proposed issuance of such Securities and any related documentation (including the adoption and approval of resolutions authorizing the Company to issue, offer and sell the Securities by the Board or an authorized committee thereof) will have been duly taken and completed and will remain in full force and effect;

(xi)

with respect to any Warrants offered and sold hereunder, (A) any warrant agreement relating to such Warrants (the “Warrant Agreement”) to be entered into between the Company and an entity selected by the

Company to act as the warrant agent (the “Warrant Agent”) will have been authorized, executed and delivered by the Company and the Warrant Agent, and (B) such Warrants will be duly authorized, executed and delivered by the Company and the Warrant Agent in accordance with the provisions of the Warrant Agreement;

(xii)	with respect to any Units offered and sold hereunder, (A) any unit agreement relating to such Units (the “Unit Agreement”) to be entered into between the Company and an entity selected by the Company to act as the unit agent (the “Unit Agent”) will have been authorized, executed and delivered by the Company and the Unit Agent, and (B) such Units and the Securities comprising the Units will be duly authorized, executed and delivered by the Company and the Unit Agent in accordance with the provisions of the Unit Agreement; and

(xiii)	at the time any Securities are offered and sold under the Registration Statement, a definitive purchase, underwriting or similar agreement (each, a “Purchase Agreement”) with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

Based on the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1. With respect to the Primary Common Shares, when (i) the Board (or an authorized committee thereof) has taken all necessary corporate action to authorize and approve the issuance of the Primary Common Shares and the terms of the offering thereof and related matters, (ii) the Primary Common Shares have been issued and sold as contemplated by the Registration Statement and the Prospectus (including any applicable Prospectus Supplement), and (iii) the Primary Common Shares have been duly executed (in the case of certificated shares), issued and delivered in accordance with the applicable Purchase Agreement approved by the Board, then upon payment of the consideration therefor (not less than the par value of the Primary Common Shares) provided for therein, such Primary Common Shares will be validly issued, fully paid and non-assessable.

2. With respect to any series of Preferred Shares, when (i) the Board (or an authorized committee thereof) has taken all necessary corporate action to authorize and designate the series of Preferred Shares, fix the powers, rights, preferences and qualifications thereof, and approve the issuance of such series of Preferred Shares and the terms of the offering thereof and related matters, (ii) one or more certificates of designations relating to such series of Preferred Shares has been duly filed with the Secretary of State of the State of Delaware in proper form for filing and with all fees related thereto timely and fully paid, (iii) the Preferred Shares have been issued and sold as contemplated by the Registration Statement and the Prospectus (including any applicable Prospectus Supplement), and (iv) the Preferred Shares have been duly executed (in the case of certificated shares), issued and delivered in accordance with the applicable Purchase Agreement approved by the Board, then upon payment of the consideration therefor (not less than the par value of the Preferred Shares) provided for therein, such Preferred Shares will be validly issued, fully paid and non-assessable.

3. With respect to the Warrants, when (i) the Board (or an authorized committee thereof) has taken all necessary corporate action to authorize and approve the issuance and the specific terms of the Warrants and the terms of the offering thereof and related matters, (ii) the Warrant Agreement relating to the Warrants has been duly authorized, executed and delivered by the Company and the Warrant Agent, and (iii) the Warrants have been duly executed (in the case of certificated Warrants), issued and delivered in accordance with the applicable Purchase Agreement approved by the Board and the Warrant Agreement (if any), then upon payment of the consideration therefor provided for therein, such Warrants will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and the terms of the applicable Warrant Agreement (if any).

4. With respect to the Units, when (i) the Board (or an authorized committee thereof) has taken all necessary corporate action to authorize and approve the issuance and the specific terms of the Units and the terms of the offering thereof and related matters, (ii) the Unit Agreement relating to the Units (if any) has been duly authorized, executed and delivered by the Company and the Unit Agent, and (iii) the Units have been duly executed (in the case of certificated Units), issued and delivered in accordance with the applicable Purchase Agreement approved by the Board and the Unit Agreement (if any), then upon payment of the consideration therefor provided for therein, such Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and the terms of the applicable Unit Agreement (if any).

5. The Selling Stockholder Shares have been duly authorized and are validly issued, fully paid and non-assessable.

We express no opinion concerning (i) the qualification of the Securities under the securities or blue sky laws of any state or any foreign jurisdiction; (ii) the validity or enforceability of any provisions contained in any document, instrument or agreement that purports to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law; or (iii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

The opinions in paragraphs 3 and 4 above are subject to the effects of (i) bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium, arrangement or other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief and other equitable remedies), whether considered in a proceeding at law or in equity, and (iii) public policy considerations that may limit the rights of the parties to obtain further remedies. We express no opinion with respect to the enforceability of provisions relating to choice of law, choice of venue, jurisdiction or waivers of jury trial.

This opinion is limited to, and we express no opinion as to matters involving the laws of any jurisdiction other than, the General Corporation Law of the State of Delaware and the laws of the State of Ohio, all as currently in effect. This opinion is furnished by us solely in connection with the issuance of the Securities, the resale of the Selling Stockholder Shares and the filing of the Registration Statement and any amendments thereto, and is not to be used for any other purpose. This opinion is limited to the matters expressly set forth herein, and no opinion should be inferred or implied as to any other matters relating to the Company, the Securities, the Selling Stockholder Shares or otherwise. The opinions expressed herein speak only as of the date of this letter. We assume no obligation to revise or supplement this opinion or to advise you of any changes in the opinions expressed herein in the event of any changes to the laws or facts on which these opinions are based.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Registration Statement and the Prospectus included therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Kegler, Brown, Hill & Ritter Co., L.P.A.

KEGLER, BROWN, HILL & RITTER CO., L.P.A.